UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vanguard Natural Resources, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	61-1521161 (IRS Employer Identification No.)

5847 San Felipe, Suite 3000 Houston, TX 77057 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered       Name of each exchange on which each class is to be registered

Common units representing limited liability company interests The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Registrant”), is filing this Form 8-A in connection with the listing of its common units representing limited liability company interests pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Global Select Market commencing on April 23, 2013. The Registrant is voluntarily delisting its common units from the New York Stock Exchange as of the close of business on April 22, 2013.
Common Units. A description of the common units to be registered by the Registrant is contained in the sections entitled “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Limited Liability Company Agreement,” and “Material Tax Consequences” in the prospectus filed by the Registrant on January 18, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3, as amended (No. 333-179050), which became effective upon filing with the Securities and Exchange Commission on January 18, 2012. Such prospectus, in the form in which it is so filed, is incorporated herein by reference. The summary descriptions of the common units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.
Cash Distributions. On August 2, 2012, the Registrant’s board of directors announced a change from a quarterly distribution policy to a monthly distribution policy, which commenced with the July 2012 distribution that was paid in September 2012.
Item 2. Exhibits.
The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1
Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2007 (File No. 333-142363)).

2
Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007 (File No. 001-33756)).

3
Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007 (File No. 001-33756)).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
VANGUARD NATURAL RESOURCES, LLC

By:        /s/ Scott W. Smith
Name:     Scott W. Smith
Title:     President, Chief Executive Officer and Director
Date: April 22, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

1
Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2007 (File No. 333-142363)).

2
Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007 (File No. 001-33756)).

3
Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated November 2, 2007 (File No. 001-33756)).